INDEPENDENT AUDITORS' CONSENT
-----------------------------

     We consent to the incorporation by reference in Registration Statement
Nos. 333-51223 and 333-40264 of The Procter & Gamble Company on Form S-8 of our report dated March 17, 2005, appearing in this Annual Report on Form 11-K of the Employee Savings and Thrift Plans (Saudi Arabia) for the year ended December
31, 2004.


DELOITTE & TOUCHE
BAKR ABULKHAIR & CO.

by /S/ AL-MUTAHHAR Y. HAMIDUDDIN
   -----------------------------
   Al-Mutahhar Y. Hamiduddin
   License No. 296
   Jeddah, Kingdom of Saudi Arabia
   March 31, 2005